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                                                                    EXHIBIT 23.5



                          [HOGAN & HARTSON LETTERHEAD]



                                                                November 7, 1995



To the Board of Directors of
Ceridian Corporation



    We authorize you to include our tax opinion as an exhibit to the Registration Statement which you are filing with the Securities and Exhange Commission in connection with the acquisition of Comdata Holdings Corporation by Ceridian Corporation, and we hereby consent to the reference to our firm under "Legal Matters," "Summary -- Ceridian's Net Operating Loss Carryforwards," and "The Merger -- Ceridian's Net Operating Loss Carryforwards" in the Joint Proxy Statement/Prospectus comprising part of the Registration Statement.



    By giving the foregoing consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Exchange Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.



                                          Sincerely,



                                          /s/ Hogan & Hartson LLP



                                          Hogan & Hartson L.L.P.